UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

FactorShares 2X: S&P500 Bull/USD Bear
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	80-0561313 (IRS Employer ID Number)
c/o Factor Capital Management, LLC 25 DeForest Avenue, Suite 203 Summit, NJ 07901 (Address of Principal Executive Offices)	07901 (Zip Code)
001-35089 (Commission File Number)
(908) 897-0510 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

The transaction disclosed on Form 8-K filed on November 6, 2013, regarding GENCAP Ventures, LLC, Factor Advisors, LLC and Factor Capital Management, LLC, the Managing Owner of FactorShares 2X: S&P500 Bull/USD Bear (the “Fund”), entering into a definitive Purchase and Sale Agreement with Exchange Traded Managers Group, LLC, closed on November 22, 2013, constituting a change of control of the Fund.

As a result of this transaction, Exchange Traded Managers Group, LLC is the sole member and owner of Factor Advisors, LLC; Samuel Masucci, III will continue to serve as a member of the Board of Managers as well as Chairman and Principal Executive Officer of Factor Capital Management, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FactorShares 2X: S&P500 Bull/USD Bear

By: Factor Capital Management, LLC,
its Managing Owner

By: /s/ Samuel Masucci, III
Name: Samuel Masucci, III
Title: Chairman and Principal Executive Officer

Date: November 22, 2013